Exhibit 10.9.3

SECOND AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of December 2, 2005, among MMA CONSTRUCTION FINANCE, LLC, a Maryland limited liability company and formerly known as MuniMae Midland Construction Finance, LLC (“MMCF”), MMA MORTGAGE INVESTMENT CORPORATION, a Florida corporation and formerly known as Midland Mortgage Investment Corporation (“MMI”; MMI and MMCF collectively called “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent (“Administrative Agent”) and L/C Issuer (“L/C Issuer”).

A. Borrowers, Administrative Agent, L/C Issuer, and Lenders have entered into that certain Amended and Restated Credit Agreement dated as of December 3, 2004, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated February 1, 2005 (the “Credit Agreement”) pursuant to which Lenders have provided Borrowers with a $70 million revolving credit facility;

B. Borrowers have requested (a) that the maturity of the Credit Agreement be extended by six (6) months until June 2, 2006 with an option for an additional six (6) month extension until December 1, 2006 (the “Maturity Extension”), (b) that Section 7.02 of the Credit Agreement be modified to reflect Borrower’s current practices regarding Dispositions (the “Disposition Provision Modification”), (c) that Section 7.07 of the Credit Agreement be modified by deleting clause (b) of this Section in its entirety (the “Lien Provision Modification”), (d) that Section 7.10 of the Credit Agreement be modified to add Subsidiaries of the Borrowers (the “Negative Pledge Provision Modification”), and (e) that certain clerical errors in various provisions be remedied (the “Clean Up Modification”); and Administrative Agent, L/C Issuer and Lenders have agreed to the Maturity Extension, the Disposition Provision Modification, the Lien Provision Modification, the Negative Pledge Provision Modification, and the Clean Up Modification;

C. Borrowers, Administrative Agent, L/C Issuer and Lenders have agreed, upon the following terms and conditions, to amend the Credit Agreement to reflect the Maturity Extension, the Disposition Provision Modification, the Lien Provision Modification, the Negative Pledge Provision Modification, and the Clean Up Modification.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other valuable consideration, the parties hereto agree as follows:

1. Defined Terms.

Unless otherwise specified, the defined terms will have their meanings as provided in the Credit Agreement.

2. Amendment to Credit Agreement and Loan Documents.

a. The definition of Extension Fee is hereby added to Section 1.01 of the Credit Agreement to read as follows”

‘“Extension Fee” means the extension fee set forth in that certain fee letter, dated as of December 2, 2005 between Administrative Agent and Borrowers.

b. The definition of Extension Notice is hereby added to Section 1.01 of the Credit Agreement to read as follows:

‘“Extension Notice” means the notice in the form of Exhibit H attached hereto pursuant to which Borrowers elect to extend the Maturity Date, and certify that, as of the date of such notice: (a) the representations and warranties contained in Section 7 hereof are true and correct in all material respects, with the same force and effect as if made on and as of such date (except to the extent of changes in facts or circumstances that have been disclosed to Administrative Agent and do not constitute an Event of Default or a Potential Default under Section 8.01(a), 8.01(f) or 8.01(g) hereof); (b) no Event of Default or Potential Default under Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing; and (c) no event has occurred which could reasonably be expected to have a Material Adverse Effect.

c. The definition of Initial Maturity Date is hereby added to Section 1.01 of the Credit Agreement to read as follows:

‘“Initial Maturity Date” is defined in the definition of Maturity Date.

d. The definition of Maturity Date contained in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

‘“ Maturity Date” means (a) June 2, 2006 (the “Initial Maturity Date”) unless extended pursuant to Section 2.14 hereof, in which case the Maturity Date shall be such extended date, or (b) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof.”

e. Section 2.14 of the Credit Agreement is hereby added to read as follows:

“2.14 Extension of Maturity Date. Borrowers may extend the Maturity Date one time to December 1, 2006 upon: (a) the delivery of the Extension Notice to Administrative Agent not more than sixty (60) days nor less than thirty (30) days prior to the Initial Maturity Date, and (b) the payment of the Extension Fee.”

f. The reference in Section 5.08 of the Credit Agreement to Section 7.01 of the Credit Agreement is hereby deleted and replaced with a reference to Section 7.10 of the Credit Agreement.

g. The introductory paragraph of Article VII of the Credit Agreement is hereby amended by deleting the partial sentence “and shall it permit their Subsidiaries to” and replacing it with the partial sentence “and shall not permit their Subsidiaries to.”

h. Section 4.02(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(a) The representations and warranties of the Borrowers contained in Article V, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct on and as of the date of such Credit Extension, conversion or continuation, except (i) to the extent of changes in facts or circumstances that have been disclosed to Administrative Agent and do not constitute an Event of Default or a Potential Default under the Credit Agreement, and (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.”

i. Section 7.02 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Make any Disposition of Collateral or enter into any agreement to make any Disposition of Collateral, except as otherwise expressly permitted hereunder or under the other Loan Documents.”

j. Section 7.03 of the Credit Agreement is hereby amended in its entirety to read as follows:

“7.03 Restricted Payments. Declare, pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) that the Borrowers may declare or pay any Restricted Payments permitted under their Organization Documents; provided, however, that any Restricted Payments permitted under their Organization Documents may not be declared or paid (i) after the issuance of a notice of an Event of Default by Administrative Agent; (ii) during the occurrence and continuance of an Event of Default; or (iii) after a Default related to Section 8.01(a), (f) or (g) has occurred; in each case until such a Default or Event of Default is cured by the respective Borrower, and (ii) any Subsidiary of any Borrower may always declare, pay or make any Restricted Payments to such Borrower.

k. Section 7.07 of the Credit Agreement is hereby amended in its entirety to read as follows:

“7.07 Burdensome Agreements. Enter into any Contractual Obligation that limits the ability of any Subsidiary to make Restricted Payments to the Borrowers or to otherwise transfer property to the Borrowers.”

l. Section 7.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

m. “7.10 Negative Pledge. Without the approval of all Lenders, neither Borrower will create or suffer to exist or permit any Subsidiary to create or suffer to exist any mortgage, pledge, security interest, conditional sale or other title retention agreement, charge, encumbrance or other Lien (whether such interest is based on common law, statute, other law or contract) upon the Collateral, except for the security interests granted to the Administrative Agent for the benefit of the Lenders under the Loan Documents.”

n. Section 8.01(m) of the Credit Agreement is hereby amended by deleting the partial sentence “and the Borrowers.”

3. Effectiveness. The effectiveness of this Amendment is subject to receipt by Administrative Agent of the following:

a. Amendment. This Amendment, duly executed and delivered by each of the Borrowers, Administrative Agent, L/C Issuer and Lenders.

b. Opinion of Counsel. A favorable opinion of counsel to Borrowers, reasonably acceptable to Administrative Agent, covering such matters relating to the transactions contemplated hereby as reasonably requested by Administrative Agent, and substantially in a form acceptable to Administrative Agent.

c. Other Information. Such other information and documents as may reasonably be required by Administrative Agent and its counsel.

4. Representations and Warranties. Borrowers hereby represent and warrant to Administrative Agent, L/C Issuer and Lenders as follows:

a. Due Authorization. Each of the Borrowers is duly authorized to execute, deliver and perform this Amendment, and the Credit Agreement, as amended by this Amendment, is the legal and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms.

b. Credit Agreement. All of the representations and warranties contained in Article V of the Credit Agreement made by Borrowers are true and correct in all material respects as of the date hereof (except to the extent of changes in facts or circumstances that have been disclosed to Administrative Agent and do not constitute an Event of Default or a Potential Default under the Credit Agreement); provided, that, any representation and warranty that is made with respect to facts or circumstances as of a specific date shall be true and correct as of such date.

c. No Event of Default. No event has occurred and is continuing or would result from entering into this Amendment, which constitutes or would constitute an Event of Default or a Potential Default.

d. No Amendments. There have been no amendments to the Organization Documents of any of the Borrowers and General Partner since the latest delivery thereof by Borrowers to Administrative Agent.

5. Miscellaneous.

a. No Other Amendments. Except as expressly amended herein, the terms of the Credit Agreement shall remain in full force and effect.

b. Limitation on Agreements. The amendment set forth herein is limited precisely as written and shall not be deemed (a) to be a consent under or waiver of any other term or condition in the Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which Administrative Agent, L/C Issuer and Lenders now have or may have in the future under, or in connection with the Credit Agreement, as amended hereby, the New Note, the Loan Documents or any of the other documents referred to herein or therein. From and after the effectiveness of this Amendment, all references in the Credit Agreement to the Credit Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Amendment.

c. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

d. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THAT MIGHT OTHERWISE APPLY.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOLLOW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWERS:

MMA CONSTRUCTION FINANCE, LLC,

By: MuniMae Investment Services Corporation

By:	/s/ Gary A. Mentesana
Name: Gary A. Mentesana
Title: Executive Vice President

MMA MORTGAGE INVESTMENT CORPORATION

By:	/s/ Gary A. Mentesana
Name: Gary A. Mentesana
Title: Executive Vice President

First Amendment to Amended and Restated Midland Corporate Credit Agreement Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Lender

By:	/s/ Ugo Arinzeh
Name: Ugo Arinzeh
Title: Vice President

MMA Construction Finance / MMA Investment Corporation Credit Facility

Exhibit H

LENDER:

FANNIE MAE, as Lender

By:	/s/ Wayne R. Curtis
Name: Wayne R. Curtis
Title: Vice President

MMA Construction Finance / MMA Investment Corporation Credit Facility

Exhibit H